Exhibit 99.1

VOTING AND STANDSTILL AGREEMENT

This Voting and Standstill Agreement (this “Agreement”) is made and entered into as of June 15, 2010, by and among The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), Clearlake Capital Partners II (ECI), LLC (“Clearlake”) and the undersigned stockholder (“Stockholder”) of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Stockholder, World Gourmet Acquisition, LLC, a Delaware limited liability company, Purchaser and the Company have entered into an Asset Purchase Agreement dated May 6, 2010 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Seller, and Seller has agreed to sell, assign, convey, transfer and deliver at the Closing to Purchaser, the Purchased Assets (as defined therein) in accordance with its terms (the “Transaction”).

WHEREAS, immediately following the Closing, Stockholder will have sole voting power (as defined in Rule 13d-3 under the Exchange Act) of the shares of Common Stock constituting the Stock Consideration.

WHEREAS, in consideration of the execution and delivery of the Purchase Agreement by the Company and Purchaser and the transfer of the Stock Consideration thereunder, Stockholder desires to agree to vote the Shares (as defined herein) as provided herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is controlled by, controls, or is under common control with, such Person. As used in the preceding sentence, “control” shall mean and include, but not necessarily be limited to, (i) the ownership of ten percent (10%) or more of the voting securities or other voting interest of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transferee” means any transferee of any Shares that is an Affiliate of Stockholder.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Clearlake Entities” means Clearlake and its Affiliates.

“Management Proposal” means any proposal with a “FOR” recommendation by the Board of Directors of the Company relating to the election of directors of the Company, ratification of the Company’s auditors, say on pay proposals, business combinations (including any merger, tender offer, sale of assets or recapitalization) and the benefit plans for employees and directors of the Company.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Shares” means (i) all outstanding shares of capital stock of the Company Beneficially Owned by Stockholder and its Affiliates as of the date hereof, and (ii) all additional outstanding shares of capital stock of the Company acquired by Stockholder and its Affiliates and Beneficially Owned during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 9 below).

“Subject Affiliate Transferee” means (i) each of the Clearlake Entities, Jason Cohen and Jerry Bello and (ii) any Affiliate Transferee that holds Shares with an aggregate value, determined as of the date of determination, equal to or greater than $2,000,000.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, gift, placement in trust, or other disposition of such security or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Voting Restrictions.

(a) Stockholder understands and agrees that if Stockholder attempts to vote or provide any other Person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement. Each stock certificate evidencing Shares that is issued in the name of Stockholder on or after the date of this Agreement shall bear a legend indicating that such Shares are subject to the terms of this Agreement, and any Subject Affiliate Transferee of any Shares shall take the Shares subject to the terms of this Agreement.

(b) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that restricts Stockholder’s legal power, authority and right to vote all of the Shares then Beneficially Owned by Stockholder or otherwise prevent or disable Stockholder from performing any of Stockholder’s obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement, Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in accordance with this Agreement.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of approval of any and all Management Proposals and the other transactions contemplated thereby and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, any Management Proposal.

(b) If Stockholder is the Beneficial Owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Company and each of its executive officers and any of them, in their capacities as officers of the Company (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees to vote the Shares, or grant a consent or approval or dissent or disapproval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof are to be considered.

(b) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the consummation of the transactions described in the Purchase Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. Notwithstanding this Section 4(b), the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

(c) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder shall retain the right at all times to vote the Shares in Stockholder’s sole discretion and without any other limitations on all matters other than those set forth in Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(d) The Company may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. Standstill. Prior to the Expiration Date, neither Stockholder nor any Clearlake Entity will, without the prior written consent of the Company or its Board of Directors:

(a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, Beneficial Ownership of any voting securities or direct or indirect rights to acquire Beneficial Ownership of any voting securities of the Company or any subsidiary thereof, or of any successor to or Person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling Person; provided, however, that notwithstanding the foregoing, nothing herein shall prohibit the Stockholder or any Clearlake Entity from acquiring voting securities of the Company (i) if after such acquisition the Stockholder or such Clearlake Entity is the Beneficial Owner of less than five percent (5.0%) in the aggregate of the voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or Person in control of the Company, or (ii) as the owner of record on behalf of any other Persons (other than, in the case of Stockholder, Stockholder or its Affiliates, and in the case of any Clearlake Entity, any other Clearlake Entities);

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission), or seek to advise or influence any Person or entity with respect to the voting of any voting securities of the Company;

(c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; or

(d) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.

Stockholder will promptly advise the Company of any inquiry or proposal made to Stockholder with respect to any of the foregoing.

6. Transfers of Shares. Nothing herein will restrict the Transfer of any Shares by the Stockholder and any Shares so Transferred, other than those Transferred to a Subject Affiliate Transferee (which shall remain subject to the terms of this Agreement), will not be subject to the terms of this Agreement.

7. Action in Stockholder Capacity Only. Stockholder makes no agreement or understanding herein as a director or officer of the Company. Stockholder signs solely in Stockholder’s capacity as Beneficial Owner of the Shares, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of the Company.

8. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to the Company as follows: (i) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; (ii) as of the date hereof, Stockholder does not Beneficially Own any securities of the Company other than the shares of capital stock of the Company constituting the Stock Consideration; and (iii) this Agreement has been duly and validly executed and delivered by Stockholder outside of the State of New York and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Stockholder agrees to notify the Company promptly of any additional shares of capital stock of the Company of which Stockholder becomes the Beneficial Owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof are to be considered, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then Beneficially Owned by Stockholder, in favor of the approval and authorization of any Management Proposal without the consent or approval of, or any other action on the part of, any other Person (including, without limitation, any Governmental Authority). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) Stockholder understands and acknowledges that Purchaser and the Company are entering into the Purchase Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

9. Representations and Warranties of The Company. The Company hereby represents and warrants to Stockholder as follows: (i) the Company has full power and authority to make, enter into and carry out the terms of this Agreement; (ii) this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies; and (iii) the execution and delivery of this Agreement and the performance by the Company of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, Law or arrangement to which the Company is a party or by which the Company (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Company’s ability to perform its obligations under this Agreement or render inaccurate any of the representations made by the Company herein.

10. Termination. This Agreement shall terminate on the earlier of (a) the third anniversary of the Closing of the Transaction and (b) such time as Stockholder and its Affiliates no longer hold any Shares (the “Expiration Date”). No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

11. Adjustments. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), combination, reorganization, recapitalization or other like change, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company, the term “Shares” shall be deemed to refer to and include the Shares as well as such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

12. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. This Agreement may be amended, modified or supplemented at any time only by written agreement signed by the parties hereto, and any failure of Stockholder to comply with any term or provision of this Agreement may be waived by the Company, and any failure of the Company to comply with any term or provisions of this Agreement may be waived by Stockholder, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO SHALL BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY AGREES TO ACCEPT SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER INITIAL PLEADING MADE IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 12.16 OF THE PURCHASE AGREEMENT. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE SUCH SUMMONS, COMPLAINT OR INITIAL PLEADING IN ANY OTHER MANNER PERMITTED BY LAW.

(e) Assignment and Successors. The respective rights and obligations of the parties hereto shall not be assignable, other than by operation of law, without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

(f) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Cooperation. Stockholder agrees to cooperate fully with the Company and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement.

(h) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Company may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(j) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be given in accordance with Section 12.16 of the Purchase Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. A copy transmitted via facsimile or e-mail as a portable document format (.pdf) of this Agreement, bearing the signature of any party shall be deemed to be of the same legal force and effect as an original of this Agreement bearing such signature(s) as originally written of such one or more parties.

(l) Headings. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

(m) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

THE HAIN CELESTIAL GROUP, INC.

By:
Name: Title:

STOCKHOLDER:

WORLD GOURMET MARKETING, L.L.C.

By:
Name: Title:

CLEARLAKE:

CLEARLAKE CAPITAL PARTNERS II (ECI), LLC

By:
Name: Title:

[Signature Page to Voting and Standstill Agreement]